Exhibit 23.12

SRK Consulting (U.S.), Inc. 999 17th Street, Suite 400 Denver, CO 80202 United States +1 303 985 1333 office +1 303 985 9947 fax denver@srk.com www.srk.com

February 26, 2026

Southern Copper Corporation

7310 North 16th Street, Suite 135

Phoenix, Arizona 85020

USA

Attention:Oscar Gonzalez Rocha

President and Chief Executive Officer

SubjectConsent Letter – Santa Bárbara Technical Report Summary

Dear Mr. Rocha,

In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any amendments thereto (collectively the, “Form 10-K”) to be filed by Southern Copper Corporation (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), SRK Consulting (U.S.), Inc. (“SRK”), hereby consents to:

(1)

the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary Initial Assessment on Mineral Resources Santa Bárbara Chihuahua, México” with an effective date of December 31, 2024, and a report date of February 19, 2025 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form 10-K;

(2)

the use of and references to SRK’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Technical Report Summary;

(3)

the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 10-K, to the extent it was prepared by SRK, that SRK supervised its preparation of and/or that was reviewed and approved by SRK, that is included or incorporated by reference to the Form 10-K; and

(4)

to the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-203237) and Registration Statements on Form S-8 and any amendments thereto (Registration No. 333-150982).

SRK is responsible for authoring the Technical Report. SRK certifies that it has read the Form 10- K and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

Dated at Denver, Colorado this 26th of February 2026

/S/ Ben Parsons
Ben Parsons, Practice Leader/Principal Consultant
SRK Consulting (U.S.), Inc.